EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

By and Among

SHARING SERVICES, INC.,

TOTAL TRAVEL MEDIA, INC.

and

EQUITY-HOLDERS OF TOTAL TRAVEL MEDIA, INC.

Dated as of May 23, 2017

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 23rd day of May, 2017, by and among SHARING SERVICES, INC., a Nevada corporation (“SHRV”), TOTAL TRAVEL MEDIA, INC., a Nevada corporation (“TTM”), and those  entities listed on Exhibit A attached hereto (the “Equity-Holders”), and collectively with the SHRV and TTM, the “Parties” and each, a “Party”), upon the following premises:

RECITALS:

WHEREAS, TTM and the Equity-Holders desire to enter into an equity exchange transaction, whereby TTM shall become a wholly-owned subsidiary of SHRV; and

WHEREAS, the Equity-Holders are the only stockholders of TTM and own One hundred percent (100%) of the issued and outstanding shares of capital stock of TTM; and

WHEREAS, SHRV desires to acquire One Hundred percent (100%) of the issued and outstanding shares of capital stock of TTM in exchange (i) for Ten Million (10,000,000) newly-issued shares of SHRV’s Common Class B Stock, par value $0.0001 per share (“ SHRV Common Class B Stock”)  and (ii) Ten Million (10,000,000) newly-issued shares of SHRV’s Series B Preferred Stock, par value $0.0001 per share (“ SHRV Series B Preferred Stock”)  ; such transaction being referred to herein as the “Exchange”; and

WHEREAS, the Parties intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of the Internal Revenue Code of 1986, as amended.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TTM

As an inducement to, and to obtain the reliance of SHRV, except as set forth in those schedules prepared by TTM which are attached and made a part hereto (the “TTM Schedules”), TTM hereby represents and warrants as of May 23, 2017 (the “Closing Date”) as follows:

Section I.1

Organization

. TTM is a  corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Set forth in Item I.1 of the TTM Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of TTM in effect on the date hereof (together, the “TTM Charter”).  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the TTM Charter.  TTM has taken all actions required by law, from its TTM Charter, or otherwise to authorize the execution and delivery of this Agreement.  TTM has full power, authority, and legal right and has taken all action required by law, the TTM Charter, and otherwise to consummate the transactions herein contemplated.

Section I.2

Capitalization

.  The capitalization of TTM consists of Ten Million (10,000,000) authorized shares of Common Stock, $0.001 par value per share (“TTM Common Stock”).  There are Ten Million (10,000,000) shares of TTM Common Stock issued and outstanding (the “TTM Shares”).  The Equity-Holders own one hundred percent (100%) of the TTM Shares.

Section I.3

Subsidiaries

.  TTM does not own any subsidiaries.

Section I.4

Options or Warrants

.  There are no existing options, warrants, calls, or commitments of any character relating to the TTM Shares.

Section I.5

Absence of Certain Changes or Events

Since May 5, 2017:

(a)

there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of TTM, including, but limited to, retaining any new employees or hiring any contract personnel with the written consent of the SHRV or expending any cash on capital purchases, bonuses or other expenses out of the ordinary course of business without prior written consent of the SHRV;

(b)

TTM has not (i) amended its Articles of Incorporation or By-laws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to Equity-Holders or purchased or redeemed, or agreed to purchase or redeem, any of the TTM Shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its managers, officers, directors, or employees;

(c)

TTM has not (i) granted or agreed to grant any options, warrants or other rights for its membership interests, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any membership interests, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement; and

(d)

There are no material actions, suits, proceedings, or investigations pending or, to the knowledge of TTM after reasonable investigation, threatened by or against TTM or affecting TTM or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as set forth on Item I.5(d) of the TTM Schedules.  TTM does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section I.6

Contracts

All contracts, agreements, franchises, license agreements, and other commitments to which TTM is a party or by which its properties are bound and which are material to the operations of TTM taken as a whole are valid and enforceable by TTM in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section I.7

No Conflict with Other Instruments

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material agreement, or instrument to which TTM is a party or to which any of its assets, properties or operations are subject.

Section I.8

Compliance with Laws and Regulations

To the best of its knowledge, TTM has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of TTM or except to the extent that noncompliance would not result in the occurrence of any material liability for TTM.

Section I.9

Approval of Agreement

The board of directors of TTM and the Equity-Holders have unanimously authorized the execution and delivery of this Agreement by TTM and have approved this Agreement and the transactions contemplated hereby.

Section I.10

Valid Obligation

This Agreement and all agreements and other documents executed by TTM in connection herewith constitute the valid and binding obligation of TTM, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section I.11

Information

.  The information concerning TTM set forth in this Agreement and in the TTM Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section I.12

Financial Statements

.  The financial statements of TTM shall be prepared in a timely and proper manner in accordance with Regulation S-X promulgated by the United States Securities and Exchange Commission (the “Commission”) with respect to their required inclusion in the securities regulatory filings of SHRV subsequent to the Exchange.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SHRV

As an inducement to, and to obtain the reliance of TTM and the Equity-Holders, except as set forth in those schedules prepared by SHRV which are attached and made a part hereto (the “SHRV Schedules”), SHRV represents and warrants, as of the Closing Date, as follows:

Section II.1

Organization

.  SHRV is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Set forth in Item II.1 of the SHRV Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of  SHRV as in effect on the Closing Date (together, the “SHRV Charter”).  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the SHRV Charter.  SHRV has taken all action required by law, the SHRV Charter or otherwise to authorize the execution and delivery of this Agreement, and SHRV has full power, authority, and legal right and has taken all action required by law, the SHRV Charter or otherwise to consummate the transactions herein contemplated.

Section II.2

Capitalization

. SHRV’s authorized capitalization consists of (i) Five Hundred Million (500,000,000) shares of SHRV Common Stock, of which Fifty-three Million Three Hundred Sixty Thousand (53,360,000) shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange; (ii) Ten Million (10,000,000) shares of SHRV Common Class B Stock, of which no shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange; (iii) One Hundred Million (100,000,000) shares of SHRV Series A Preferred Stock, of which no shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange; (iv) Ten Million (10,000,000) shares of SHRV Series B Preferred Stock, of which no shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange; and (v) Ten Million (10,000,000) shares of SHRV Series C Preferred Stock, of which no shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange

 All issued and outstanding shares of SHRV Common Stock are duly authorized, legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person, and except as disclosed in this Agreement or in connection with the transactions contemplated by this Agreement, there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of SHRV obligating such entity to issue any additional shares of SHRV stock, or any ownership interest or any of its securities of any kind; with the exception of executed agreements (i) to issue an aggregate of 15,628,750 shares of SHRV Series A Preferred Stock and (ii) to issue an aggregate of 550,000 shares of SHRV Series C Preferred Stock.  The SHRV Common Stock is traded on the OTC Bulletin Board under the symbol “SHRV” and has not received any notice of delinquency, delisting or other issues.

Section II.3

Subsidiaries

. SHRV does not own any subsidiaries.

Section II.4

Options or Warrants

.  There are no existing options, warrants, calls, or other commitments of any character relating to the authorized and unissued shares of the SHRV Common Class B Stock or SHRV Series B Preferred Stock, except as in connection with the transactions contemplated in connection with the Exchange.

Section II.5

Absence of Certain Changes or Events

.  Since February 1, 2017:

(a)

Except as described in Item II.5(a) of the SHRV Schedules, SHRV has not (i) amended the SHRV Charter except as pursuant to the transactions in connection with this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(b)

SHRV has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement, or as set forth in Item II.5(b) of the SHRV Schedules.

Section II.6

Litigation and Proceedings

.  Except as set forth in Item II.6 of the SHRV Schedules, there are no actions, suits, proceedings or investigations pending or threatened by or against SHRV, or its subsidiaries, or affecting SHRV or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  SHRV has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section II.7

No Conflict with Other Instruments

. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which SHRV is a party or to which any of its assets, properties or operations are subject.

Section II.8

Compliance with Laws and Regulations

. SHRV has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section II.9

Approval of Agreement

. The board of directors of SHRV have authorized the execution and delivery of this Agreement by SHRV and has approved this Agreement and the transactions contemplated hereby.

Section II.10

Valid Obligation

.  This Agreement and all agreements and other documents executed by SHRV in connection herewith constitute the valid and binding obligation of SHRV, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section II.11

Information

.  The information concerning SHRV set forth in this Agreement and the SHRV Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE III

PLAN OF EXCHANGE

Section III.1

The Exchange

.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Equity-Holders, by executing this Agreement, shall assign, transfer and deliver to SHRV, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the TTM Shares, constituting all of the TTM Common Stock, including all of the voting power of TTM.  In exchange for the transfer of the TTM Shares by the Equity-Holders, SHRV shall issue (i) certificates evidencing an aggregate of Ten Million (10,000,000) restricted shares of the SHRV Common Class B Stock and (ii) certificates evidencing an aggregate of Ten Million (10,000,000) restricted shares of the SHRV Series B Preferred Stock to the Equity-Holders in such denominations as are set forth in Exhibit A hereto.  Upon consummation of the transaction contemplated herein, all of the TTM Shares shall be held by SHRV.

Section III.2

Closing Events

.  On the Closing Date, SHRV, TTM and the Equity-Holders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section III.3

Plan of Exchange

.  The Parties to this Agreement agree that this Agreement shall constitute a plan of exchange, and, on the Closing Date, shall cause the execution of Articles of Exchange in substantially the form attached hereto as Exhibit B (the “Articles of Exchange”).  The Articles of Exchange shall be filed with the Secretary of State of Nevada within fifteen (15) business days of the Closing Date in accordance with such state’s business laws.

Section III.4

Termination

.  This Agreement may be terminated by either of TTM or SHRV if the other Party has failed to meet the conditions precedent set forth in Articles V and VI herein.  If this Agreement is terminated pursuant to this Section III.4, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as otherwise set forth herein.

                                    ARTICLE IV

SPECIAL COVENANTS

Section IV.1

Access to Properties and Records

.  SHRV and TTM will each afford to the officers and authorized representatives of the other full access to the properties, books and records of SHRV or TTM, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of SHRV or TTM, as the case may be, as the other shall from time to time reasonably request.

Section IV.2

Delivery of Books and Records

.  On or prior to the Closing Date, TTM shall deliver to SHRV copies of the corporate minute books, books of account, contracts, records, and all other books or documents of TTM now in the possession of TTM or its representatives as requested by SHRV.

Section IV.3

Third Party Consents and Certificates

.  SHRV and TTM hereby agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section IV.4

Indemnification

(a)

TTM hereby agrees to indemnify SHRV and each of the officers, agents and directors of SHRV as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

(b)

SHRV hereby agrees to indemnify TTM and each of the officers, agents, and directors of TTM and the Equity-Holders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

Section IV.5

The Acquisition of SHRV Common Class B Stock and SHRV Series B Preferred Stock

. SHRV and TTM acknowledge and agree that the consummation of this Agreement including the issuance of shares of SHRV Common Class B Stock and Series B Preferred Stock in exchange for the TTM Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933 and applicable state statutes.  SHRV and TTM agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)

In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the

Equity-Holders shall execute and deliver to SHRV the Investment Representation Letter in substantially the form of Exhibit C attached hereto.

(b)

In connection with the transactions contemplated by this Agreement, SHRV and TTM shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the State where the Equity-Holders is domiciled or are otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(c)

In order to more fully document reliance on the exemptions as provided herein, TTM, the Equity-Holders and SHRV shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as TTM, the Equity-Holders or SHRV and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d)

The Equity-Holders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various Parties.

                              ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF SHRV

The obligations of SHRV under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section V.1

Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by TTM and the Equity-Holders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  TTM shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by TTM prior to or on the Closing Date.  SHRV shall be furnished with a certificate, signed by a duly authorized executive officer of TTM and dated as of the Closing Date, to the foregoing effect.

Section V.2

Litigation Certificate

.  SHRV shall have been furnished with certificates dated as of the Closing Date and signed by a duly authorized officer of TTM to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of TTM threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the TTM Schedules, by or against TTM, which might result in any material adverse change in any of the assets, properties, business, or operations of TTM.

Section V.3

Good Standing

. SHRV shall have received a certificate of good standing dated within fifteen (15) business days following the Closing Date certifying that TTM is in good standing as a Nevada corporation.

Section V.4

Approval by Equity-Holders

Section V.5

.  The Exchange shall have been approved, and appropriate transfer documents effecting the transfer of the TTM Shares delivered in accordance with Section III.1, by the holder of not less than one hundred percent (100%) of the issued and outstanding shares of TTM Common  Stock, including all voting power, of TTM.

Section V.6

No Governmental Prohibition

. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section V.7

Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of TTM after the Closing Date on the basis as presently operated shall have been obtained.

Section V.8

Other Items

(a)

SHRV shall have received a list containing the name, address, and number and percentage of TTM Shares held by each holder of TTM Shares as of the Closing Date, certified by an executive officer of TTM as being true, complete and accurate; and

(b)

SHRV shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as SHRV may reasonably request.

(c)

As soon as practical after the Closing Date, SHRV shall have received audited financial statements of TTM for the period from May 5, 2017 to the Closing Date.  These financial statements shall comply with Section I.12(c) of this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF TTM AND THE
EQUITY-HOLDERS

The obligations of TTM and the Equity-Holders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section VI.1

Accuracy of Representations and Performance of Covenants

. The representations and warranties made by SHRV in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  SHRV shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by SHRV.  Prior to or on the Closing Date, SHRV shall furnish to TTM a certificate signed by a duly authorized officer of SHRV and dated the Closing Date, to the foregoing effect.

Section VI.2

Litigation Certificate

. TTM shall have been furnished with certificates dated as of the Closing Date and signed by duly authorized executive officers of SHRV, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of SHRV threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement  or, to the extent not disclosed in the SHRV Schedules, by or against SHRV, which might result in any material adverse change in any of the assets, properties or operations of SHRV.

Section VI.3

Good Standing

. TTM shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten (10) business days following the Closing Date certifying that SHRV is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section VI.4

No Governmental Prohibition

. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section VI.5

Consents

. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of SHRV after the Closing Date on the basis as presently operated shall have been obtained.

Section VI.6

Other Items

                 (a) SHRV shall remain trading and in good standing on the OTC Bulletin Board under the symbol SHRV.  TTM shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as TTM may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section VII.1  Governing Law; Jurisdiction; Venue

.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Nevada.  Venue for all matters shall be in Clark County, Nevada, without giving effect to principles of conflicts of law thereunder.  Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in Las Vegas, Nevada.  By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section VII.2 Notices

.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by facsimile, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the SHRV, to:

Sharing Services, Inc.

930 S. 4th Street, #150

Las Vegas, NV 89101

If to TTM, to:

Total Travel Media, Inc.

333 City Blvd W., 17th Floor

Orange, CA 92868

If to the Equity

Holder, to:

c/o Total Travel Media, Inc.

333 City Blvd W., 17th Floor

Orange, CA 92868

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section VII.3  Attorney’s Fees

In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section VII.4  Confidentiality

Each Party hereto agrees with the others that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each Party shall return to the other Parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section VII.5  Announcements and Filings

Unless required by applicable law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the general trade or trade press, or to any third-party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section VII.6  Recitals

The Recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section VII.7   Third Party Beneficiaries

This Agreement is strictly between SHRV, the Equity-Holders and TTM, and, except as specifically provided herein, including, without limitation, those persons indemnified pursuant to Section IV.4 herein, no director, officer, Equity-Holder (other than the Equity-Holders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section VII.8  Expenses

Subject to Section VII.3 above, whether or not the Exchange is consummated, each of SHRV, the Equity-Holders and TTM will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section VII.9  Survival; Termination

The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section VII.10  Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section VII.11  Amendment or Waiver

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  This Agreement may by amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section VII.12   Best Efforts

Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section VII.13  Entire Agreement

This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

**signature pages to follow **

IN WITNESS WHEREOF, the corporate Parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

SHARING SERVICES, INC.

By:

/s/ Jordan Brock

Name:

Jordan Brock

Title:

President and CEO

TOTAL TRAVEL MEDIA, INC.

By:

/s/ Jordan Brock

Name:

Jordan Brock

Title:

President

The undersigned Equity-Holders of TTM hereby agree to participate in the Exchange on the terms set forth above.  Subject to Section VIII.9 above, the undersigned hereby represent and affirms that it has read each of the representations and warranties of TTM set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.

EQUITY-HOLDERS

Alchemist Holdings, LLC

By:

/s/ Robert Oblon

Name:  Robert Oblon

Title:    Owner

Bull Bear Market Dividends, Inc.

By:

/s/ Kenyatto M. Jones

Name:  Kenyatto M. Jones

Title:    President

The undersigned agrees to the terms of this Agreement, particularly those under Section IV.4.

Alchemist Holdings, LLC

By:

/s/ Robert Oblon

Name:  Robert Oblon

Title:    Owner

Bull Bear Market Dividends, Inc.

By:

/s/ Kenyatto M. Jones

Name:  Kenyatto M. Jones

Title:    President

EXHIBIT  A

EXHIBIT A - TTM EQUITY-HOLDERS

Holder/Address	Number of Shares and Percentage	Number of Shares of SHRV Common Class B Shares to be Issued	Number of Shares of SHRV Series B Preferred Shares to be Issued
Alchemist Holdings, Inc. 1415 Legacy Drive Suite 310 Frisco, TX 75034	7,500,000 – 75%	7,500,000	7,500,000
Bull Bear Market Dividends, Inc. 600 Anton Blvd. 11th Floor Costa Mesa, CA 92626	2,500,000 – 25%	2,500,000	2,500,000

EXHIBIT  B

140204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.**

Total Travel Media, Inc.
Name of *acquired* entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Sharing Services, Inc.
Name of *acquiring* entity

Nevada
Jurisdiction

Corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

3) Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity):

☐ **If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three.**

(a) Owner's approval was not required from

Name of *acquired* entity, if applicable

and, or;

Sharing Services, Inc.

Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *

Total Travel Media, Inc.

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of ***acquired*** entity, if applicable

and, or;

Name of ***acquiring*** entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐ (a) The entire plan of exchange is attached;

or,

☒ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

This form must be accompanied by appropriate fees

Nevada Secretary of State 92A Exchange Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ Time: ______

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230):**

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.

Total Travel Media, Inc.
Name of ***acquired*** entity

X	President	5-26-17
Signature	Title	Date

Sharing Services, Inc.
Name of ***acquiring*** entity

X	President	5-26-17
Signature	Title	Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Exchange Page 4
Revised: 1-5-15

EXHIBIT  C

The Board of Directors of Sharing Services, Inc.

Re:

Acquisition of Common Class B Stock and Series B Preferred Stock of

Sharing Services, Inc.

Gentlemen:

In connection with the acquisition by the undersigned of (i) Common Class B Stock, par value $0.0001 per share,  and (ii) Series B Preferred Stock of Sharing Services, Inc. (collectively, the “Securities”), the undersigned (the “Equity-Holder”) represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (“Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain State statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, whether the holder is an affiliate of the issuer, whether the issuer is or has ever been a shell company and limitations on the number of securities which the Equity-Holder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in the Rule 144 provisions promulgated under the Securities Act and made effective as of February 15, 2008.

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under Section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that Rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with Regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the U.S. Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:  May 23, 2017                                 By: ________________________________